UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Keizersgracht 555 1017 DR Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Entry into new employment agreements with Bruce Wardinski, Ryan Hymel, Tracy Colden, Greg Maliassas and Fernando Mulet

On September 25, 2024, Playa Resorts Management, LLC, a wholly-owned subsidiary of Playa Hotels & Resorts N.V. (the “Company”), entered into a new employment agreement with each of the Company’s named executive officers: Bruce Wardinski, Chairman and Chief Executive Officer; Ryan Hymel, Executive Vice President and Chief Financial Officer; Tracy M.J. Colden, Executive Vice President and General Counsel; Greg Maliassas, Executive Vice President and Chief Operating Officer; and Fernando Mulet, Executive Vice President and Chief Investment Officer. The new employment agreements replaced the executive officers’ prior employment agreements, which were scheduled to expire on December 31, 2024.

Employment Agreement for Mr. Wardinski

The employment agreement for Mr. Wardinski provides for, among other things, an initial three-year term, a minimum annual base salary of $850,000, an annual discretionary bonus opportunity at a target of 150% of base salary (subject to a maximum of 300% of base salary) and eligibility to participate in the Company’s annual equity incentive plans.

In addition, upon termination of Mr. Wardinski’s employment agreement without “Cause” or resignation by Mr. Wardinski for “Good Reason,” as those terms are defined in his employment agreement, Mr. Wardinski will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments:

•

an aggregate amount equal to two times his base salary at the rate in effect on his last day of employment and an amount equal to two times his discretionary annual bonus at the target amount then in effect, paid in 24 monthly installments;

•

payment or reimbursement of the monthly premium cost of COBRA health insurance coverage for 24 months, subject to cessation if Mr. Wardinski becomes eligible to obtain insurance coverage from another group insurance plan; and

•	a pro rata share of his discretionary annual bonus relating to the year in which his employment ceases.

In the event Mr. Wardinski is terminated without “Cause” or Mr. Wardinski resigns for “Good Reason” following a “Change in Control,” as those terms are defined in the employment agreement, Mr. Wardinski will be eligible to receive the payments set forth above, except that the severance payment shall be increased to three times the aggregate of Mr. Wardinski’s base salary and target bonus, with such payment made in a lump sum.

The definition of “Good Reason” set forth in Mr. Wardinski’s employment agreement includes the following Good Reason triggers: (i) a material reduction of the duties, authority, or responsibilities of Mr. Wardinski; (ii) a material reduction in Mr. Wardinski’s annual base salary or target annual cash incentive opportunity; (iii) a material reduction in the authority, duties, or responsibilities of the supervisor to whom Mr. Wardinski is required to report; (iv) a requirement that Mr. Wardinski change the principal geographic location at which Mr. Wardinski must work by more than 35 miles from Mr. Wardinski’s then-current location; or (v) a breach of any material term of the employment agreement by the Company.

The employment agreement includes noncompetition and nonsolicitation covenants that are consistent with the covenants included in the Company’s most recently approved equity award agreements.

The description of Mr. Wardinski’s employment agreement set forth above is a summary and is qualified in its entirety by the terms of the employment agreement, which is attached hereto as Exhibit 10.1.

Employment Agreements for Mr. Hymel, Ms. Colden, Mr. Maliassas and Mr. Mulet

The employment agreements for Mr. Hymel, Ms. Colden, Mr. Maliassas, and Mr. Mulet provide for, among other things, an initial three-year term, minimum annual base salaries of $535,000, $484,000, $535,000 and $535,000, respectively, an annual discretionary bonus opportunity at a target of 100% of base salary (subject to a maximum of 175% of base salary) and eligibility to participate in the Company’s annual equity incentive plans.

In addition, upon termination of any of the above executives’ employment agreement without “Cause” or upon resignation by the executive for “Good Reason,” as those terms are defined in the employment agreements, such executive will, conditioned upon his or her execution of a separation and release agreement, be eligible to receive the following payments:

•

an aggregate amount equal to two times his or her base salary at the rate in effect on his or her last day of employment and an amount equal to two times his or her discretionary annual bonus at the target amount then in effect, paid in 24 equal monthly installments;

•

payment or reimbursement of the monthly premium cost of COBRA health insurance coverage for 24 months, subject to cessation if the executive becomes eligible to obtain insurance coverage from another group insurance plan; and

•	a pro rata share of his or her discretionary annual bonus relating to the year in which employment ceases.

In the event the executive is terminated without “Cause” or the executive resigns for “Good Reason” following a “Change in Control,” as those terms are defined in the employment agreements, such executive will be eligible to receive the payments set forth above, except that the severance payment shall be increased to three times the aggregate of base salary and target bonus, with such payment made in a lump sum.

The definition of “Good Reason” set forth in Mr. Hymel’s, Ms. Colden’s, Mr. Maliassas’s, and Mr. Mulet’s employment agreements includes the following Good Reason triggers: (i) a material reduction of the duties, authority, responsibilities, or reporting requirements of such executive; (ii) a material reduction in such executive’s base salary or target annual cash incentive opportunity; (iii) a requirement that such executive change the principal geographic location at which such executive must work by more than thirty-five (35) miles from such executive’s then-current location; or (iv) a breach of any material term of the employment agreement by the Company.

The employment agreements include noncompetition and nonsolicitation covenants that are consistent with the covenants included in the Company’s most recently approved equity award agreements.

The description of Mr. Hymel’s, Ms. Colden’s, Mr. Maliassas’s, and Mr. Mulet’s employment agreements set forth above is a summary and is qualified in its entirety by the terms of the respective employment agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of September 25, 2024, by and between Playa Resorts Management, LLC and Bruce D. Wardinski

10.2	Executive Employment Agreement, dated as of September 25, 2024, by and between Playa Resorts Management, LLC and Ryan Hymel

10.3	Executive Employment Agreement, dated as of September 25, 2024, by and between Playa Resorts Management, LLC and Tracy M.J. Colden

10.4	Executive Employment Agreement, dated as of September 25, 2024, by and between Playa Resorts Management, LLC and Greg Maliassas

10.5	Executive Employment Agreement, dated as of September 25, 2024, by and between Playa Resorts Management, LLC and Fernando Mulet

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: September 27, 2024	By:	/s/ Tracy M.J. Colden
Tracy M.J. Colden
Executive Vice President and General Counsel